UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2018

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts		02459
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On January 24, 2018, Karyopharm Therapeutics Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Biogen MA Inc., a Massachusetts corporation and subsidiary of Biogen, Inc. (“Biogen”), pursuant to which Biogen acquired exclusive worldwide rights to develop and commercialize the Company’s oral Selective Inhibitor of Nuclear Export (SINE) compound KPT-350 and certain related assets with an initial focus in amyotrophic lateral sclerosis (ALS).

Under the terms of the Agreement, Biogen purchased KPT-350 and certain related assets and assumed certain related liabilities. The Company will receive a one-time upfront payment of $10 million from Biogen and is eligible to receive additional payments of up to $207 million based on the achievement by Biogen of future specified development and commercial milestones. The Company will also be eligible to receive tiered royalty payments that reach low double digits based on future net sales until the tenth anniversary of the first commercial sale of the applicable product or the expiration of specified patent protection for the applicable product, determined on a county-by-country basis.

The Company and Biogen have made customary representations and warranties and agreed to customary covenants in the Agreement, including covenants requiring Biogen to use commercially reasonable efforts to develop KPT-350 in specified neurological indications, including ALS, in any of the United States, United Kingdom, France, Spain, Germany or Italy. The Agreement will continue in effect until the expiration of all royalty obligations, provided that the Agreement may be terminated earlier by Biogen, subject to the requirements that Biogen (i) negotiate in good faith with the Company regarding an assignment or license back to the Company of the purchased assets and (ii) not transfer or license the purchased assets to a third party unless such third party assumes Biogen’s obligations to the Company under the Agreement.

Each party has also agreed to indemnify the other party from certain liabilities specified in the Agreement.

The Company expects to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2018. The foregoing description of certain terms of the Agreement is intended to be a summary of the material terms and is qualified in its entirety by reference to the text of the Agreement when filed.

A copy of the Company’s press release announcing the entry into the Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Karyopharm Therapeutics Inc. on January 25, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: January 25, 2018	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Executive Vice President, Chief Business Officer, General Counsel and Secretary